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EXHIBIT A

                             JOINT FILING AGREEMENT
                             ----------------------

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached
Schedule 13G, and any and all amendments thereto, and expressly authorize AMVESCAP PLC, as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.


Dated: October 11, 2005                AMVESCAP PLC

                                       By: /s/ Erick Holt
                                          ----------------------------
                                       Name:  Erick Holt
                                       Title: General Counsel


                                       AIM Funds Management, Inc.

                                       By: /s/ Wayne Bolton
                                          ----------------------------
                                       Name:  Wayne Bolton
                                       Title: Vice President, Compliance


                                       AIM Advisors, Inc.

                                       By: /s/ Todd L. Spillane
                                          ----------------------------
                                       Name:  Todd L. Spillane
                                       Title: Advisory Compliance Director